Exhibit 99.1
Starbucks Reports Q3 Fiscal Year 2026 Results
Company Delivers Four Consecutive Quarters of Comp Growth and Two Consecutive Quarters of Margin Expansion
Global Q3 Comparable Store Sales Up 7.9%, Led by Transaction Growth
Q3 Consolidated Net Revenues Down 1% to $9.3 billion, Reflecting the Starbucks China Transaction
Q3 GAAP EPS $0.91, Non-GAAP EPS $0.85
Raises Fiscal Year 2026 Guidance

SEATTLE; July 29, 2026 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal third quarter ended June 28, 2026. GAAP results in fiscal 2026 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal Year 2026 Highlights

•Global comparable store sales increased 7.9%, primarily driven by a 4.2% increase in comparable transactions and a 3.5% increase in average ticket
◦North America comparable store sales increased 8.1%, primarily driven by a 4.5% increase in comparable transactions and a 3.5% increase in average ticket; U.S. comparable store sales increased 7.9%, primarily driven by a 4.2% increase in comparable transactions and a 3.6% increase in average ticket
◦International comparable store sales increased 5.7%, primarily driven by a 3.1% increase in average ticket and a 2.6% increase in comparable transactions
•The company opened 175 net new stores in Q3, ending the period with 41,304 stores: 33% company-operated and 67% licensed
◦At the end of Q3, stores in the U.S. comprised 41% of the company’s global portfolio, ending the period with 16,933 stores
•Consolidated net revenues decreased 1% to $9.3 billion, including on a constant currency basis
•GAAP operating margin expanded 60 basis points year-over-year to 10.5%, primarily driven by sales leverage and lower inflation paired with tariff refunds, partially offset by higher restructuring costs and labor investments largely in support of “Back to Starbucks”
◦Non-GAAP operating margin expanded 430 basis points year-over-year to 14.4%, including on a constant currency basis
•The company used a portion of the China sale proceeds to complete a series of tender offers to purchase approximately $1.3 billion aggregate principal amount of certain series of the company's outstanding notes
•Effective tax rate of 26.4% compared to 31.8% in the prior year, with the decrease primarily due to lapping the discrete impact of changes in indefinite reinvestment assertions for certain foreign entities in the third quarter of fiscal 2025, partially offset by impacts resulting from the divestiture of Starbucks retail operations in China in the third quarter of fiscal 2026
◦Non-GAAP effective tax rate decreased 960 basis points to 21.8%
•GAAP earnings per share of $0.91 increased 86% over prior year
◦Non-GAAP earnings per share of $0.85 expanded 70% over prior year, including on a constant currency basis

“Our Back to Starbucks plan was built on the belief that an extraordinary cup of coffee, human connection and customer experience win the day, every day. Our third quarter results are proof they do,” commented Brian Niccol, chairman and chief executive officer. “We have more work to do, but we're relentlessly focused on reclaiming the third place and becoming the world's greatest customer service company.”

“Our third quarter results reflect the growing durability of our performance across both the top and bottom line, giving us confidence in the trajectory of our business,” commented Cathy Smith, chief financial officer. “We are focused on what we can control amid a dynamic operating environment — executing our Back to Starbucks plan with discipline to drive connection, community and long-term value for our customers, partners, and shareholders.”

Q3 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 28, 2026	Jun 29, 2025
Change in Comparable Store Sales (1)	8.1%	(1.9)%
Change in Transactions	4.5%	(3.3)%
Change in Ticket	3.5%	1.4%
Store Count	18,371	18,734	(2)%
Net revenues	$7,395.1	$6,927.0	7%
Operating Income	$1,008.9	$918.7	10%
Operating Margin	13.6%	13.3%	30 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.

Net revenues for the North America segment increased 7% over Q3 FY25 to $7.4 billion in Q3 FY26, primarily driven by an increase in company-operated store revenue due to an 8.1% increase in comparable store sales, driven by a 4.5% increase in comparable transactions and a 3.5% increase in average ticket, primarily due to higher delivery sales and strength in customer food attach and beverage modifications.

Operating income increased to $1.0 billion in Q3 FY26 compared to $918.7 million in Q3 FY25. Operating margin of 13.6% expanded from 13.3% in the prior year, primarily driven by sales leverage, lapping of the Leadership Experience 2025, and lower inflation paired with tariff refunds. This was partially offset by higher restructuring costs, labor investments largely in support of “Back to Starbucks” and product mix shift.

Q3 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 28, 2026	Jun 29, 2025
Change in Comparable Store Sales (1)	5.7%	(0.4)%
Change in Transactions	2.6%	1.0%
Change in Ticket	3.1%	(1.4)%
Store Count	22,933	22,363	3%
Net revenues	$1,322.6	$2,010.7	(34)%
Operating Income	$252.8	$272.7	(7)%
Operating Margin	19.1%	13.6%	550 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.

Net revenues for the International segment decreased 34% over Q3 FY25 to $1.3 billion in Q3 FY26, primarily driven by the conversion of Starbucks retail operations in China to our licensed joint venture model in the third quarter of fiscal 2026 which drove lower company-operated store revenues and largely contributed to higher product sales to, and royalty revenue from, our licensees.

Operating income decreased to $252.8 million in Q3 FY26 compared to $272.7 million in Q3 FY25. Operating margin of 19.1% expanded from 13.6% in the prior year, primarily driven by the conversion of Starbucks retail operations in China to our licensed joint venture model in the third quarter of fiscal 2026. This was partially offset by higher restructuring costs.

Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 28, 2026	Jun 29, 2025
Net revenues	$587.9	$483.8	22%
Operating Income	$306.2	$218.4	40%
Operating Margin	52.1%	45.1%	700 bps

Net revenues for the Channel Development segment increased 22% over Q3 FY25 to $587.9 million in Q3 FY26, primarily due to an increase in revenue in the Global Coffee Alliance.

Operating income increased to $306.2 million in Q3 FY26 compared to $218.4 million in Q3 FY25. Operating margin of 52.1% expanded from 45.1% in the prior year, primarily driven by tariff impacts including refunds. This was partially offset by product mix shifts and lower income from the North American Coffee Partnership joint venture relative to segment revenue growth.

Company Update

1.In April, Starbucks completed the previously announced transaction with funds managed by Boyu Capital to operate Starbucks retail business in China, marking an important milestone in the company's strategy to support sustainable, disciplined growth in the market. Starbucks retains a 40% ownership interest in the joint venture and continues to own and license the Starbucks brand and intellectual property. The financial impact of the transaction is reflected in the company's third quarter results.

2.Effective April 20, 2026, the U.S. Customs and Border Protection launched a platform for importers of record to begin submitting International Emergency Economic Powers Act (IEEPA) tariff refund requests. Starbucks submitted refund requests in the third quarter of fiscal 2026 for qualifying reciprocal tariffs paid and has received substantially all of the refunds requested, which were recorded in product and distribution costs within the consolidated statements of earnings. The refunds received during the third quarter of fiscal 2026 largely offset related tariffs incurred in the first three quarters of fiscal 2026.

3.In May, the company celebrated nearly 20,000 partners (employees) who graduated through the Starbucks College Achievement Plan to date, offering eligible partners 100 percent upfront tuition coverage for a first-time bachelor's degree through Arizona State University's online degree program.

4.In July, the company published its Global Impact Report, highlighting progress across coffee, partner opportunity, community impact, and environmental initiatives, while advancing several long-term goals and investments that help support the future of coffee, strengthen communities and create lasting positive impact.

5.The Board declared a cash dividend of $0.62 per share, payable on August 28, 2026, to shareholders of record on August 14, 2026. The company had 65 consecutive quarters of dividend payouts with CAGR of 17% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Fiscal Year 2026 Guidance
The company updates its fiscal year 2026 guidance (all growth targets are relative to fiscal year 2025 non-GAAP measures unless specified):

•Fourth quarter U.S. comparable store sales growth of 6.5% or greater, leading to:
◦Full fiscal year 2026 U.S. comparable store sales growth of slightly greater than 6.0%; and
◦Full fiscal year 2026 global comparable store sales growth nearing 6.0%.
•Consolidated net revenues flat to slight growth year over year;
•Non-GAAP consolidated operating margin greater than 11.0%;
•Non-GAAP earnings per share in the range of $2.55 to $2.65; and
•Approximately 600 to 650 net new coffeehouses globally across company-operated and licensed businesses.

Please refer to the section entitled "Non-GAAP Disclosure" and the reconciliation of GAAP measures to non-GAAP measures at the end of this release. Certain projected non-GAAP financial measures cannot be reconciled to the most comparable GAAP measure without unreasonable effort.

Guidance reflects the retail operations of Starbucks China as a joint venture licensee structure in the second half of the fiscal year 2026. The retail operations of Starbucks China are reported as a company‑operated business for the first half of fiscal year 2026.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call.

Conference Call
Starbucks will hold a conference call today at 1:15 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, September 11, 2026.

The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to responsibly sourcing and roasting high-quality arabica coffee. Today, with a global footprint of more than 41,000 company-operated and licensed coffeehouses and a growing presence in consumer-packaged goods, we are the world's premier purveyor of specialty coffee. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:

•our ability to preserve, grow, and leverage our brands;
•the impact of our brand, marketing, promotional, advertising, and pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, transformation efforts, and plans, including our “Back to Starbucks” strategy and our restructuring plans;
•the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, other strategic transactions or entry into joint ventures, including our joint venture with respect to Starbucks retail operations in China;
•our ability to align our investment efforts with our strategic goals;
•evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key business partners and suppliers;
•the potential negative effects of food or beverage safety incidents, or product recalls, including any perceived association of our products or brands with such incidents;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores and manage related costs;
•our heavy reliance on the financial performance of our North America operating segment and our dependence on the performance and growth of certain international markets;
•our ability to operate and successfully expand our footprint in international markets, which is influenced by factors distinct from our North America operating segment;
•inherent risks of operating a global business, including changing conditions in our markets; local factors affecting store openings, protectionist trade or foreign investment policies, including trade restrictions, tariffs, quotas, import/export regulations, customs restrictions, sanctions, countersanctions, and retaliatory measures; compliance with local laws and other regulations; and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, packaging, or product ingredients and related volatility;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers;
•the impact of unfavorable macroeconomic conditions and other factors, including economic slowdowns or recessions, rising real estate costs, supply chain disruptions, climate change and extreme weather events, inflation and interest rate fluctuations, government shutdowns, labor unrest, geopolitical instability, disruptions in credit markets and foreign currency exchange rate volatility;
•failure to meet market expectations for our financial performance or any announced guidance and the impact thereof;
•failure to attract or retain key executive or partner talent;
•changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods); marketing, category expansion, product introductions; or entry or expansion in our geographic markets;
•evolving corporate governance and public disclosure regulations and expectations, including with respect to sustainability matters;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and complex and changing legal and regulatory requirements, including those governing privacy, data protection, artificial intelligence, and other emerging technologies;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•the unauthorized access, use, theft, or destruction of our data, or of our proprietary or confidential information, including as a result of increasingly sophisticated threats enabled or accelerated by artificial intelligence, and the impact thereof;

•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or digital platforms, or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment, and new risks periodically emerge. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Catherine Park	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 28, 2026	Jun 29, 2025	% Change	Jun 28, 2026	Jun 29, 2025

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,506.1	$7,812.5	(3.9)%	80.5%	82.6%
Licensed stores	1,200.8	1,105.6	8.6	12.9	11.7
Other	615.8	537.9	14.5	6.6	5.7
Total net revenues	9,322.7	9,456.0	(1.4)	100.0	100.0
Product and distribution costs	2,828.6	2,955.5	(4.3)	30.3	31.3
Store operating expenses	4,197.4	4,344.8	(3.4)	45.0	45.9
Other operating expenses	131.9	151.6	(13.0)	1.4	1.6
Depreciation and amortization expenses	361.6	427.6	(15.4)	3.9	4.5
General and administrative expenses	598.8	677.2	(11.6)	6.4	7.2
Restructuring and impairments	302.6	20.8	nm	3.2	0.2
Total operating expenses	8,420.9	8,577.5	(1.8)	90.3	90.7
Income from equity investees	78.6	57.1	37.7	0.8	0.6
Operating income	980.4	935.6	4.8	10.5	9.9
Net gain resulting from divestiture of certain operations	536.3	—	nm	5.8	—
Interest income and other, net	37.2	25.6	45.3	0.4	0.3
Interest expense	(134.6)	(142.3)	(5.4)	(1.4)	(1.5)
Earnings before income taxes	1,419.3	818.9	73.3	15.2	8.7
Income tax expense	374.4	260.4	43.8	4.0	2.8
Net earnings including noncontrolling interests	1,044.9	558.5	87.1	11.2	5.9
Net earnings/(loss) attributable to noncontrolling interests	(0.4)	0.2	nm	0.0	0.0
Net earnings attributable to Starbucks	$1,045.3	$558.3	87.2%	11.2%	5.9%
Net earnings per common share - diluted	$0.91	$0.49	85.7%
Weighted avg. shares outstanding - diluted	1,143.8	1,139.8
Cash dividends declared per share	$0.62	$0.61
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.9%	55.6%
Effective tax rate including noncontrolling interests				26.4%	31.8%

	Three Quarters Ended			Three Quarters Ended
	Jun 28, 2026	Jun 29, 2025	% Change	Jun 28, 2026	Jun 29, 2025

				As a % of total net revenues
Net revenues:
Company-operated stores	$23,510.6	$22,882.9	2.7%	81.7%	82.9%
Licensed stores	3,419.6	3,257.3	5.0	11.9	11.8
Other	1,839.1	1,475.2	24.7	6.4	5.3
Total net revenues	28,769.3	27,615.4	4.2	100.0	100.0
Product and distribution costs	9,310.7	8,586.8	8.4	32.4	31.1
Store operating expenses	13,158.3	12,723.9	3.4	45.7	46.1
Other operating expenses	393.6	442.8	(11.1)	1.4	1.6
Depreciation and amortization expenses	1,125.8	1,254.0	(10.2)	3.9	4.5
General and administrative expenses	1,855.7	1,975.2	(6.1)	6.5	7.2
Restructuring and impairments	415.8	137.0	203.5	1.4	0.5
Total operating expenses	26,259.9	25,119.7	4.5	91.3	91.0
Income from equity investees	189.9	162.7	16.7	0.7	0.6
Operating income	2,699.3	2,658.4	1.5	9.4	9.6
Net gain resulting from divestiture of certain operations	536.3	—	nm	1.9	—
Interest income and other, net	87.3	81.8	6.7	0.3	0.3
Interest expense	(410.6)	(396.8)	3.5	(1.4)	(1.4)
Earnings before income taxes	2,912.3	2,343.4	24.3	10.1	8.5
Income tax expense	1,063.3	619.9	71.5	3.7	2.2
Net earnings including noncontrolling interests	1,849.0	1,723.5	7.3	6.4	6.2
Net earnings attributable to noncontrolling interests	(0.6)	0.3	nm	0.0	0.0
Net earnings attributable to Starbucks	$1,849.6	$1,723.2	7.3%	6.4%	6.2%
Net earnings per common share - diluted	$1.62	$1.51	7.3%
Weighted avg. shares outstanding - diluted	1,143.0	1,139.4
Cash dividends declared per share	$1.86	$1.83
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				56.0%	55.6%
Effective tax rate including noncontrolling interests				36.5%	26.5%

Segment Results (in millions)

North America

	Jun 28, 2026	Jun 29, 2025	% Change	Jun 28, 2026	Jun 29, 2025
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,754.8	$6,285.7	7.5%	91.3%	90.7%
Licensed stores	639.4	640.5	(0.2)	8.6	9.2
Other	0.9	0.8	12.5	0.0	0.0
Total net revenues	7,395.1	6,927.0	6.8	100.0	100.0
Product and distribution costs	1,971.9	1,909.6	3.3	26.7	27.6
Store operating expenses	3,789.3	3,552.4	6.7	51.2	51.3
Other operating expenses	56.5	69.7	(18.9)	0.8	1.0
Depreciation and amortization expenses	298.3	303.5	(1.7)	4.0	4.4
General and administrative expenses	95.9	170.0	(43.6)	1.3	2.5
Restructuring and impairments	174.3	3.1	nm	2.4	—
Total operating expenses	6,386.2	6,008.3	6.3	86.4	86.7
Operating income	$1,008.9	$918.7	9.8%	13.6%	13.3%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				56.1%	56.5%

Three Quarters Ended
Net revenues:
Company-operated stores	$19,675.0	$18,515.3	6.3%	91.2%	90.4%
Licensed stores	1,890.6	1,953.5	(3.2)	8.8	9.5
Other	3.8	2.9	31.0	0.0	0.0
Total net revenues	21,569.4	20,471.7	5.4	100.0	100.0
Product and distribution costs	6,176.2	5,684.3	8.7	28.6	27.8
Store operating expenses	11,266.3	10,442.5	7.9	52.2	51.0
Other operating expenses	172.4	216.6	(20.4)	0.8	1.1
Depreciation and amortization expenses	896.6	891.6	0.6	4.2	4.4
General and administrative expenses	282.5	363.9	(22.4)	1.3	1.8
Restructuring and impairments	219.6	24.5	796.3	1.0	0.1
Total operating expenses	19,013.6	17,623.4	7.9	88.2	86.1
Operating income	$2,555.8	$2,848.3	(10.3)%	11.8%	13.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				57.3%	56.4%

International

	Jun 28, 2026	Jun 29, 2025	% Change	Jun 28, 2026	Jun 29, 2025
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$751.3	$1,526.8	(50.8)%	56.8%	75.9%
Licensed stores	561.4	465.1	20.7	42.4	23.1
Other	9.9	18.8	(47.3)	0.7	0.9
Total net revenues	1,322.6	2,010.7	(34.2)	100.0	100.0
Product and distribution costs	513.4	701.7	(26.8)	38.8	34.9
Store operating expenses	408.1	792.4	(48.5)	30.9	39.4
Other operating expenses	57.8	66.2	(12.7)	4.4	3.3
Depreciation and amortization expenses	33.1	91.4	(63.8)	2.5	4.5
General and administrative expenses	39.1	81.9	(52.3)	3.0	4.1
Restructuring and impairments	41.1	3.1	nm	3.1	0.2
Total operating expenses	1,092.6	1,736.7	(37.1)	82.6	86.4
Income/(loss) from equity investees	22.8	(1.3)	nm	1.7	(0.1)
Operating income	$252.8	$272.7	(7.3)%	19.1%	13.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				54.3%	51.9%

Three Quarters Ended
Net revenues:
Company-operated stores	$3,835.6	$4,367.6	(12.2)%	70.5%	76.0%
Licensed stores	1,529.0	1,303.8	17.3	28.1	22.7
Other	74.0	77.7	(4.8)	1.4	1.4
Total net revenues	5,438.6	5,749.1	(5.4)	100.0	100.0
Product and distribution costs	2,011.3	2,008.4	0.1	37.0	34.9
Store operating expenses	1,892.0	2,281.4	(17.1)	34.8	39.7
Other operating expenses	170.0	181.8	(6.5)	3.1	3.2
Depreciation and amortization expenses	135.8	269.5	(49.6)	2.5	4.7
General and administrative expenses	224.1	259.1	(13.5)	4.1	4.5
Restructuring and impairments	93.4	19.9	369.3	1.7	0.3
Total operating expenses	4,526.6	5,020.1	(9.8)	83.2	87.3
Income/(loss) from equity investees	22.2	(2.1)	nm	0.4	0.0
Operating income	$934.2	$726.9	28.5%	17.2%	12.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.3%	52.2%

Channel Development

	Jun 28, 2026	Jun 29, 2025	% Change	Jun 28, 2026	Jun 29, 2025
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$587.9	$483.8	21.5%
Product and distribution costs	320.9	306.8	4.6	54.6%	63.4%
Other operating expenses	16.0	15.1	6.0	2.7	3.1
General and administrative expenses	0.8	1.7	(52.9)	0.1	0.4
Restructuring and impairments	(0.2)	0.2	nm	0.0	—
Total operating expenses	337.5	323.8	4.2	57.4	66.9
Income from equity investees	55.8	58.4	(4.5)	9.5	12.1
Operating income	$306.2	$218.4	40.2%	52.1%	45.1%

Three Quarters Ended
Net revenues	$1,678.4	$1,329.0	26.3%
Product and distribution costs	1,043.9	824.4	26.6	62.2%	62.0%
Other operating expenses	47.5	43.7	8.7	2.8	3.3
General and administrative expenses	2.8	4.8	(41.7)	0.2	0.4
Restructuring and impairments	—	1.1	nm	0.0	0.1
Total operating expenses	1,094.2	874.0	25.2	65.2	65.8
Income from equity investees	167.7	164.8	1.8	10.0	12.4
Operating income	$751.9	$619.8	21.3%	44.8%	46.6%
Corporate and Other

	Jun 28, 2026	Jun 29, 2025	% Change

Quarter Ended
Net revenues	$17.1	$34.5	(50.4)%
Product and distribution costs	22.4	37.4	(40.1)
Other operating expenses	1.6	0.6	166.7
Depreciation and amortization expenses	30.2	32.7	(7.6)
General and administrative expenses	463.0	423.6	9.3
Restructuring and impairments	87.4	14.4	506.9
Total operating expenses	604.6	508.7	18.9
Operating loss	$(587.5)	$(474.2)	23.9%

Three Quarters Ended
Net revenues	$82.9	$65.6	26.4%
Product and distribution costs	79.3	69.7	13.8
Other operating expenses	3.7	0.7	428.6
Depreciation and amortization expenses	93.4	92.9	0.5
General and administrative expenses	1,346.3	1,347.4	(0.1)
Restructuring and impairments	102.8	91.5	12.3
Total operating expenses	1,625.5	1,602.2	1.5
Operating loss	$(1,542.6)	$(1,536.6)	0.4%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Jun 28, 2026	Sep 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,449.8	$3,219.8
Short-term investments	160.5	247.2
Accounts receivable, net	1,304.2	1,277.5
Inventories	2,208.9	2,185.6
Prepaid expenses and other current assets	410.8	452.2
Total current assets	7,534.2	7,382.3
Long-term investments	313.2	246.9
Equity investments	1,700.0	466.2
Property, plant and equipment, net	6,991.8	8,493.5
Operating lease, right-of-use asset	7,980.8	9,315.7
Deferred incomes taxes, net	1,506.4	1,826.9
Other long-term assets	857.2	752.5
Other intangible assets	172.3	166.8
Goodwill	1,238.8	3,368.9
TOTAL ASSETS	$28,294.7	$32,019.7
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,777.2	$1,852.8
Accrued liabilities	2,688.6	2,359.7
Accrued payroll and benefits	863.3	1,093.9
Current portion of operating lease liability	1,271.3	1,564.5
Stored value card liability and current portion of deferred revenue	1,818.1	1,840.6
Current portion of long-term debt	1,498.4	1,498.9
Total current liabilities	9,916.9	10,210.4
Long-term debt	11,780.2	14,575.9
Operating lease liability	7,884.2	8,972.2
Deferred revenue	5,632.5	5,772.6
Other long-term liabilities	748.0	577.8
Total liabilities	35,961.8	40,108.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,139.8 and 1,136.9 shares, respectively	1.1	1.1
Additional paid-in-capital	915.0	634.1
Retained deficit	(8,542.5)	(8,272.5)
Accumulated other comprehensive income/(loss)	(47.9)	(459.3)
Total shareholders’ deficit	(7,674.3)	(8,096.6)
Noncontrolling interests	7.2	7.4
Total deficit	(7,667.1)	(8,089.2)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$28,294.7	$32,019.7

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Quarters Ended
	Jun 28, 2026	Jun 29, 2025
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,849.0	$1,723.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,210.8	1,315.5
Deferred income taxes, net	252.1	48.1
Income earned from equity method investees, net	(187.8)	(184.4)
Distributions received from equity method investees	152.9	186.5
Net gain resulting from divestiture of certain operations	(536.3)	—
Stock-based compensation	290.4	244.3
Non-cash lease costs	1,008.1	1,104.9
Loss on disposal, impairment, and accelerated amortization of assets	398.2	143.0
Other	6.3	11.4
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(134.2)	(46.4)
Inventories	(144.8)	(477.6)
Income taxes payable	362.7	50.7
Accounts payable	144.4	291.1
Deferred revenue	51.2	(5.0)
Operating lease liability	(1,281.9)	(1,144.0)
Other operating assets and liabilities	163.0	104.1
Net cash provided by (used in) operating activities	3,604.1	3,365.7
INVESTING ACTIVITIES:
Purchases of investments	(133.6)	(298.2)
Sales of investments	22.3	1.1
Maturities and calls of investments	141.7	276.9
Additions to property, plant and equipment	(887.8)	(1,849.5)
Acquisitions, net of cash acquired	—	(177.1)
Net proceeds from the divestiture of certain operations	2,544.2	—
Other	(116.4)	(48.1)
Net cash provided by (used in) investing activities	1,570.4	(2,094.9)
FINANCING ACTIVITIES:
Net proceeds from issuance of short-term debt	2.5	2.4
Repayments of short-term debt	—	(7.8)
Net proceeds from issuance of long-term debt	—	1,748.5
Repayments of long-term debt	(2,815.9)	—
Proceeds from issuance of common stock	51.9	59.6
Cash dividends paid	(2,118.0)	(2,078.1)
Minimum tax withholdings on share-based awards	(64.7)	(80.6)
Other	—	(9.2)
Net cash provided by (used in) financing activities	(4,944.2)	(365.2)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(19.2)
Net increase/(decrease) in cash and cash equivalents	230.0	886.4
CASH AND CASH EQUIVALENTS:
Beginning of period	3,219.8	3,286.2
End of period	$3,449.8	$4,172.6
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$457.4	$392.5
Income taxes	$413.6	$568.1

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jun 28, 2026	Jun 29, 2025
Net revenues	$6,889.3	$6,454.0	7%
Change in Comparable Store Sales (1)	7.9%	(2.2)%
Change in Transactions	4.2%	(3.7)%
Change in Ticket	3.6%	1.6%
Store Count	16,933	17,230	(2)%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 28, 2026	Jun 29, 2025	Jun 28, 2026	Jun 29, 2025	Jun 28, 2026	Jun 29, 2025
North America:
Company-operated stores	27	122	131	292	11,149	11,453
Licensed stores	(41)	(15)	(71)	18	7,222	7,281
Total North America	(14)	107	60	310	18,371	18,734
International:
Company-operated stores (1)(2)	(7,971)	103	(8,032)	420	2,464	10,277
Licensed stores (1)(2)	8,160	98	8,286	168	20,469	12,086
Total International	189	201	254	588	22,933	22,363
Total Company	175	308	314	898	41,304	41,097
(1) Includes the conversion of 113 licensed stores to company-operated stores following the acquisition of 23.5 Degrees Topco Limited during the first quarter of fiscal 2025.
(2) Includes the conversion of 7,991 company-operated stores to licensed stores following the divestiture of Starbucks retail operations in China in the third quarter of fiscal 2026.

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures in this release that are not in accordance with, or alternatives for, GAAP. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP product and distribution costs, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP product and distribution costs, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, product and distribution costs, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated assets and employee severance costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction costs	Management excludes transaction costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transformation costs	Management excludes transformation costs that reflect temporary, incremental third‑party professional services incurred in connection with a defined initiative to implement changes to certain processes and operating models. These expenses are anticipated to be completed within a finite period of time.
Net gain resulting from divestiture of certain operations	Management excludes the net gain resulting from the divestiture of Starbucks retail operations in China for the reasons discussed above.

The company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

The company is unable to provide a reconciliation of our Non-GAAP consolidated operating margin growth target to the corresponding GAAP financial measure because the company believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Jun 29, 2025 as reported (GAAP)	$9,456.0
Revenue for the quarter ended Jun 28, 2026 as reported (GAAP)	$9,322.7
Change (%)	(1.4)%
Constant Currency Impact (%)	0.6
Change in Constant Currency (%)	(0.8)%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Jun 28, 2026	Jun 29, 2025	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$980.4	$935.6	4.8%
Restructuring and impairments (2)	302.6	20.8
Transaction costs (3)	44.1	—
Transformation costs (4)	18.1	—
Non-GAAP operating income	$1,345.2	$956.4	40.7%	0.4%	41.1%

Operating margin, as reported (GAAP)	10.5%	9.9%	60 bps
Restructuring and impairments (2)	3.2	0.2
Transaction costs (3)	0.5	—
Transformation costs (4)	0.2	—
Non-GAAP operating margin	14.4%	10.1%	430 bps	— bps	430 bps

Diluted net earnings per share, as reported (GAAP)	$0.91	$0.49	85.7%
Restructuring and impairments (2)	0.26	0.02
Transaction costs (3)	0.04	—
Transformation costs (4)	0.02	—
Net gain resulting from divestiture of certain operations (6)	(0.47)	—
Income tax effect on Non-GAAP adjustments (5)	0.09	0.00
Non-GAAP diluted net earnings per share	$0.85	$0.50	70.0%	—%	70.0%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Represents transaction-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(4)Represents transformation costs to support the further optimization of our global support organization.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.
(6)Represents the net gain resulting from the divestiture of Starbucks retail operations in China during the third quarter of fiscal 2026.

	Quarter Ended
Consolidated	Jun 28, 2026	Jun 29, 2025	Change
Effective tax rate (GAAP)	26.4%	31.8%	(540) bps
Income tax effect on Non-GAAP adjustments (1)	(4.6)%	(0.4)%
Non-GAAP effective tax rate	21.8%	31.4%	(960) bps
(1)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q3 QTD FY26 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q3 QTD FY26
Statement of Earnings Line Item	North America	International	Channel Development	Corporate and Other	Consolidated
Restructuring and impairments
Restructuring and impairment costs (1)	$174.3	$41.1	$(0.2)	$87.4	$302.6
General and administrative expenses
Transaction costs (2)				$44.1	$44.1
Transformation costs (3)	$3.3	$5.9		$6.1	$15.3
Product and distribution costs
Transformation costs (3)	$1.7				$1.7
Other operating expenses
Transformation costs (3)		$1.1			$1.1
Total impact to operating income	$(179.3)	$(48.1)	$0.2	$(137.6)	$(364.8)
(1)Represents costs associated with our restructuring efforts.
(2)Represents transaction-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(3)Represents transformation costs to support the further optimization of our global support organization.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

Year Ended
Consolidated	Sep 27, 2026
(Projected)
Diluted net earnings per share (GAAP)	$ 2.14 - 2.24
Restructuring and impairments	0.48
Transaction costs	0.07
Transformation costs	0.04
Net gain resulting from divestiture of certain operations	(0.47)
Income tax impact from changes in indefinite reinvestment assertions	0.24
Income tax effect on Non-GAAP adjustments	0.05
Non-GAAP net earnings per share	$ 2.55 - 2.65